Exhibit 1
XPLR INFRASTRUCTURE, LP
Common Units Representing Limited Partner Interests
DISTRIBUTION AGENCY AGREEMENT
April 7, 2026
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

KeyBanc Capital Markets Inc.
127 Public Square, 7th Floor
Cleveland, Ohio 44114

Scotia Capital (USA) Inc.
250 Vesey Street
New York, New York 10281

Ladies and Gentlemen:
XPLR Infrastructure, LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell through Barclays Capital Inc., KeyBanc Capital Markets Inc. and Scotia Capital (USA) Inc. (each, a “Manager” and collectively, the “Managers”), as sales agent or as principal, from time to time during the term of this Distribution Agency Agreement (this “Agreement”) common units representing limited partner interests in the Partnership (“Common Units”) having an aggregate gross sales price of up to $300,000,000 (the “Maximum Amount”) on the terms set forth herein (the “Units”). The obligations of the Managers under this Agreement shall be several, and not joint.
The Partnership agrees that whenever it determines to sell the Units directly to a Manager as principal, it will enter into a separate agreement with such Manager in form and substance satisfactory to such Manager relating to such sale in accordance with Section 2(i) of this Agreement (each, a “Terms Agreement”).
The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-294702) covering the public offering and sale of the Units under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective on April 7, 2026.
As used in this Agreement:
“Applicable Time” means, with respect to any offer or sale of Units, the time immediately prior to the first contract of sale for such Units, or such other time as agreed by the Partnership and the applicable Manager.

“Effective Date” means the most recent date and time as of which the Registration Statement, or the most recent post-effective amendment thereto, was or is deemed to have become effective under the 1933 Act.
“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent Prospectus and the number of Units and the sales price per Unit, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”)), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by communications between the Partnership and the Managers (or the applicable Manager in the case of a specific offer and sale of Units).
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Prospectus” means the Base Prospectus, as supplemented by the Prospectus Supplement. “Base Prospectus” means the prospectus relating to the Units and filed as part of the Registration Statement, together with any amendments or supplements thereto as of the Effective Date of the Registration Statement. “Prospectus Supplement” means the prospectus supplement to the Base Prospectus specifically relating to the Units, filed by the Partnership with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”) on the date hereof.
“Registration Statement,” as of any time, means the registration statement on Form S-3 (File No. 333-294702), as amended or supplemented to such time, including the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B(f)(2) of the 1933 Regulations (“Rule 430B(f)(2)”) to be part of such registration statement as of such time; provided, however, that “Registration Statement,” without reference to a time, means such registration statement, as amended or supplemented, including any preliminary prospectus or the Prospectus, all exhibits to such registration statement and the information deemed by virtue of Rule 430B(f)(2) to be part of such registration statement on the Effective Date.

Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 (“Incorporated Documents”) which were filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission promulgated thereunder (the “1934 Act Regulations”); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.
1. Representations and Warranties by the Partnership. The Partnership represents and warrants to each Manager as follows:
(a) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership’s knowledge, threatened.
Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The documents incorporated by reference in the Prospectus and any amendment or supplement thereto, conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects with the requirements of the 1933 Act and the 1934 Act and the respective regulations promulgated thereunder. The Prospectus was or will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(b) No Material Misstatements or Omissions. Neither the Registration Statement nor any amendment thereto contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) and at each Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment or supplement thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Partnership by any Manager expressly for use therein (the “Manager Information”).
(c) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any other prospectus deemed to be a part thereof that has not been superseded or modified. The representations and warranties in this subsection shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and conformity with the Manager Information.
(d) Projections. No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) made by the Partnership included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus (and any amendment or supplement thereto) was made or reaffirmed without a reasonable basis or other than in good faith.
(e) Financial Statements; Non-GAAP Financial Measures; XBRL. The historical consolidated financial statements of the Partnership included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Partnership and its consolidated subsidiaries at the dates indicated and the consolidated statements of income, changes in equity and cash flows of the Partnership and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in all material respects in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The pro forma financial statements and the related notes, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included or incorporated by reference therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The accountants who certified the financial statements and supporting schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board. The interactive data in the eXtensive Business Reporting Language (“XBRL”) filed as exhibits to the documents incorporated by reference into the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(f) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects as described in the Registration Statement, the General Disclosure Package and the Prospectus, whether or not arising from transactions in the ordinary course of business, of the Partnership and its subsidiaries, taken as a whole (each such change, a “Material Adverse Effect”), (B) the Partnership and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business and (C) except as described in the Registration Statement, the General Disclosure Package and the Prospectus and the Partnership’s ordinary quarterly dividends or distributions, there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class of its equity securities.
(g) Good Standing of the Partnership. The Partnership has been duly organized, is validly existing and in good standing under the laws of the State of Delaware, with limited partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and is duly qualified as a foreign limited partnership to transact business and is in good standing or equivalent status in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(h) Good Standing of XPLR Infrastructure Operating Partners GP, LLC, XPLR Infrastructure Operating Partners, LP and XPLR Infrastructure US Partners Holdings, LLC. Each of XPLR Infrastructure Operating Partners GP, LLC, a Delaware limited liability company (“XPLR OpCo GP”), XPLR Infrastructure Operating Partners, LP, a Delaware limited partnership (“XPLR OpCo”), and XPLR Infrastructure US Partners Holdings, LLC, a Delaware limited liability company (“XPLR US Partners”), has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(i) Authorization of the Units. The Units to be purchased by the Managers from the Partnership, when issued and sold by the Partnership in compliance with the Partnership Agreement, for the consideration contemplated by this Agreement, will be validly issued and the holders thereof will have no obligation to make payments or contributions to the Partnership or its creditors solely by reason of their ownership of the Units (other than as provided in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(j) Equity Capitalization of the Partnership & XPLR OpCo. As of the date of this Agreement, the issued and outstanding limited partner interests of the Partnership consist of 94,272,795 Common Units and 98,781,831 Special Voting Units. As of the date of this Agreement, the issued and outstanding limited partner interests of XPLR OpCo consist of (1) an approximate 51.2% limited partner interest in XPLR OpCo’s common units and 1,000,000 Series P Units held by NextEra Energy Equity Partners, LP, a Delaware limited partnership, and (2) an approximate 48.8% limited partner interest in XPLR OpCo’s common units held by the Partnership.
(k) No Preemptive, Registration or Other Rights or Options. Except as set forth in the Partnership Agreement (as defined below) or disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or as issued pursuant to the Partnership’s 2014 Long Term Incentive Plan or 2024 Long Term Incentive Plan, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any equity securities of the Partnership, or any contract, commitment, agreement, understanding, or arrangement of any kind relating to the issuance of any equity securities of the Partnership, any such convertible or exchangeable securities or any such rights, warrants or options. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.
(l) Description of Units. The Common Units and the general partner interests of XPLR OpCo conform to all statements relating thereto contained in the Registration Statement and the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same.
(m) Authorization of this Agreement. The Partnership has all requisite limited partnership power and authority to execute and deliver this Agreement and perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Partnership.
(n) The Organizational Agreements. Each of the limited partnership agreement of the Partnership (as may be amended or restated at or prior to each Settlement Date, the “Partnership Agreement”), the limited liability company agreement of XPLR OpCo GP (as may be amended or restated at or prior to each Settlement Date), the limited partnership agreement of XPLR OpCo (as may be amended or restated at or prior to each Settlement Date) (the “XPLR OpCo Partnership Agreement”) and the limited liability company agreement of XPLR US Partners (as may be amended or restated at or prior to each Settlement Date) have been duly authorized, executed and delivered by the parties thereto and are valid and legally binding agreements of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
(o) Absence of Violations, Defaults and Conflicts. None of the Partnership, XPLR OpCo, XPLR OpCo GP, or XPLR US Partners is (A) in violation of its organizational documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Partnership or any of its subsidiaries is a party or by which the Partnership or any of its subsidiaries may be bound or to which any of the properties or assets of the Partnership or any of its subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator or governmental body, agency or court having jurisdiction over the Partnership or any subsidiary, or any of their respective properties, assets or operations (each, a “Governmental Entity”) except (1) for such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (2) as described in the Registration Statement, the General Disclosure Package and the Prospectus. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described therein) and the compliance by the Partnership with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both (i) result in any violation of the provisions of the organizational documents of the Partnership, XPLR OpCo, XPLR OpCo GP or XPLR US Partners, (ii) conflict with or constitute a breach of, or a default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any of its subsidiaries pursuant to, or require the consent of any other party to, any Agreement and Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Partnership or any of its subsidiaries.
(p) Employees. The Partnership has no employees.
(q) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Partnership, threatened, against or affecting the Partnership or any of its subsidiaries, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or which might materially and adversely affect the consummation of the transactions contemplated, or the performance by the Partnership of its obligations under, this Agreement.
(r) Accuracy of Descriptions. The statements in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Description of Common Units,” “Provisions of the Partnership Agreements and Other Arrangements Relating to Cash Distributions,” “Material Provisions of Our Partnership Agreement” and “Material Provisions of the XPLR OpCo Partnership Agreement,” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects. All agreements between any of the Partnership and its subsidiaries and any other party expressly referenced in the Registration Statement, the General Disclosure Package and the Prospectus (the “Contracts”) are legal, valid and binding obligations of the Partnership and such subsidiary, as applicable, enforceable against the Partnership or such subsidiary, as appropriate, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Partnership nor any of its subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the Contracts, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(s) Absence of Further Requirements. No consent, approval, authorization or order of, or qualification with any Governmental Entity is necessary or required or was necessary or required for the performance by the Partnership of its obligations hereunder, in connection with the offering, issuance or sale of the Units hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations.
(t) Possession of Licenses and Permits. The Partnership and its subsidiaries have filed or caused to be filed with the appropriate Governmental Entities all forms, statements, reports, and documents (including all exhibits, amendments, and supplements thereto) (each a “Filing”) required to be filed by it with respect to the Partnership and each of its subsidiary’s businesses and each of their facilities under all applicable laws and their respective rules and regulations thereunder, all of which complied in all respects with all applicable requirements of the appropriate law and rules and regulations thereunder in effect on the date each such Filing was made, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Partnership and its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate Governmental Entities necessary to conduct the business now operated by them (each a “Governmental License”), except where the failure so to possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Partnership and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Partnership nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(u) Title to Property. The Partnership and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, restrictions or other encumbrances of any kind except such as (A) described in the Registration Statement, the General Disclosure Package and the Prospectus, or (B) do not, individually or in the aggregate, materially affect the value of such properties taken as a whole and do not materially and adversely interfere with the use made and proposed to be made of such property by the Partnership or any of its subsidiaries taken as a whole; and all of the leases and subleases material to the business of the Partnership and its subsidiaries, taken as a whole, and under which the Partnership or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package and the Prospectus, are in full force and effect, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such properties, and neither the Partnership nor any such subsidiary has received actual notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Partnership or such subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Partnership or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(v) Intellectual Property. The Partnership and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) reasonably necessary to carry on the business now operated by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Partnership nor any of its subsidiaries has received any notice of any infringement of or conflict with asserted intellectual property rights of others with respect to any Intellectual Property, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(w) Rights-of-Way. Except as described in the Registration Statement and the Prospectus, (A) the Partnership and each of its subsidiaries have such easements or rights-of-way from each person (collectively, “rights-of-way”) or rights of use related thereto as are necessary to conduct the business of the Partnership and its subsidiaries in the manner described, and subject to the limitations contained, in the Registration Statement, the General Disclosure Package and the Prospectus, except for (1) qualifications, reservations and encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (2) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (B) the Partnership and each of its subsidiaries have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(x) ERISA. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of ERISA and the Code including the regulations and published governmental interpretations thereunder; (B) no “reportable event” (as defined in Section 4043(c) of ERISA) has occurred with respect to any Plan subject to Title IV of ERISA for which the Partnership or any of its subsidiaries would have any liability, excluding any reportable event for which a waiver could apply; (C) no “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (D) neither the Partnership nor any of its subsidiaries has incurred, nor does any such entity reasonably expect to incur, liability under (1) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan subject to Title IV of ERISA or (2) Sections 412 or 4971 of the Code, with respect to any Plan subject to Title IV of ERISA; (E) each Plan for which the Partnership or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal

Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (F) neither the Partnership nor any of its subsidiaries has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).
(y) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Partnership and its subsidiaries: (A) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (B) have duly obtained, possess, maintain in full force and effect and have fulfilled and performed all of their obligations under any and all permits, licenses or registrations required under Environmental Laws (“Environmental Permits”); (C) are not subject to any pending or, to the knowledge of the Partnership, threatened claim in writing or other legal proceeding under any Environmental Laws against the Partnership or any of its subsidiaries; (D) do not have knowledge of any applicable Environmental Laws, or any unsatisfied conditions in an Environmental Permit, that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures or material modification of current operations in order to maintain the Partnership and its subsidiaries’ compliance with Environmental Laws; and (E) do not have knowledge of any facts or circumstances that reasonably would be expected to result in the Partnership and its subsidiaries being subjected to a material liability arising under Environmental Laws. As used in this paragraph, “Environmental Laws” means any and all applicable foreign, federal, state and local laws and regulations, or any enforceable administrative or judicial interpretation thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to (i) emissions, discharges or releases of Hazardous Substances into ambient air, surface water, groundwater or land, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iii) the protection of wildlife or endangered or threatened species or (iv) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants, hazardous substances, materials or wastes, petroleum, petroleum products and their breakdown constituents or any other chemical substance regulated under Environmental Laws.
(z) Accounting Controls. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, as of the date hereof, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (1) there is no material weakness in the Partnership’s internal control over financial reporting and (2) since the

Partnership’s last fiscal quarter, there has been no change in the Partnership’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Partnership’s internal control over financial reporting. “Material Weakness” has the meaning set forth under Rule 1-02 of Regulation S-X of the 1933 Act.
(aa) Compliance with the Sarbanes-Oxley Act. The Partnership is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Partnership is required to comply.
(bb) Insurance. Except as disclosed in the Prospectus, the General Disclosure Package or the Registration Statement, the Partnership and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Partnership reasonably believes are adequate and customary for the conduct of their business. The Partnership and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Partnership or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Partnership has no reason to believe that the Partnership and its subsidiaries will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
(cc) Investment Company Act. The Partnership is not, and, after giving effect to the issuance and sale of the Units as herein contemplated and the application of the proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
(dd) Absence of Manipulation. The Partnership has not taken, nor will it take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or to result in a violation of Regulation M under the 1934 Act.
(ee) XPLR OpCo Distributions. XPLR OpCo is not prohibited in any material respect, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on its equity interests, from repaying to the Partnership any loans or advances to XPLR OpCo from the Partnership or from transferring any of its property or assets to the Partnership, except for restrictions on distributions under the laws of XPLR OpCo’s jurisdiction of formation, such prohibitions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and other than as set forth in the XPLR OpCo Partnership Agreement.

(ff) Foreign Corrupt Practices Act. None of the Partnership or its subsidiaries or, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or other person acting on behalf of the Partnership or any of its subsidiaries is aware of or has taken any action, directly or indirectly, including, without limitation, the use of proceeds from the sale of the Units, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. The Partnership and its subsidiaries and, to the knowledge of the Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(gg) Money Laundering Laws. The operations of the Partnership and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Partnership or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.
(hh) Sanctions. None of the Partnership or its subsidiaries or, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or representative thereof is an individual or entity (a “Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Partnership or any subsidiary located, organized or resident in a country or territory that is the subject of Sanctions; and neither the Partnership or any of its subsidiaries will directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding or facilitation, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. The Partnership and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ii) Taxes. The Partnership and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement (taking into account any valid extensions) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Partnership), and no tax deficiency has been determined adversely to the Partnership or any of its subsidiaries which has had (nor does the Partnership nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Partnership or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect. The Partnership has made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(e) hereof in respect of all federal, state and other taxes for all periods as to which the tax liability of the Partnership and its consolidated subsidiaries has not been finally determined, except to the extent of any inadequacy that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(jj) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or as may be disclosed by the Partnership to the Agents in writing, neither the Partnership nor any of its subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of any Manager or (ii) intends to use any of the proceeds from the sale of the Units to repay any outstanding debt owed to any affiliate of any Manager.
(kk) No Finder’s Fee. Except for the Managers’ discounts and commissions payable by the Partnership to the Managers in connection with the offering of the Units contemplated herein or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Partnership has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Units contemplated herein.
(ll) Relationships. No relationship, direct or indirect, exists between or among the Partnership or its subsidiaries, on the one hand, and the directors, officers or unitholders of the Partnership, on the other hand, which is required under the 1933 Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus which is not so described.
(mm) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes, after reasonable inquiry, to be reliable and accurate.
(nn) Actively-Traded Security. Except under circumstances where the Managers have otherwise been notified pursuant to Section 2(g) of this Agreement, the Common Units are an “actively-traded security” within the meaning of Rule 101(c)(1) of Regulation M under the 1934 Act.

(oo) IT Systems and Data. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no security breach or other compromise of or relating to any of the Partnership and each of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except as would not, individually or in the aggregate, have a Material Adverse Effect. The Partnership and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Partnership and its subsidiaries are presently in compliance with all applicable laws and statutes, all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, all internal policies and all contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Any certificate signed by any officer of the Partnership delivered to the Managers or to Counsel for the Managers (as defined herein) shall be deemed a representation and warranty by the Partnership to each Manager as to the matters covered thereby.
2. Sale of Securities. In reliance upon the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Partnership and each Manager agree that the Partnership may from time to time seek to sell Units through a Manager, acting as sales agent (except with respect to Section 2(i)), as follows:
(a) The Units are to be sold by one of the Managers as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the New York Stock Exchange (“NYSE”) (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) (a “Trading Day”), (B) the Partnership has delivered a placement instruction (a “Placement Instruction”) in the form set forth in Schedule A hereto, and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Placement Instruction from the Partnership will designate (and such Manager shall confirm promptly by email) (i) the maximum aggregate gross price of the Units to be sold by such Manager as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement), (ii) the minimum price per Unit at which such Units may be sold, (iii) the date(s) on which Units may be sold and (iv) such other terms or conditions as agreed to by the Partnership and such Manager.
(b) Subject to the terms and conditions hereof, the applicable Manager shall use its commercially reasonable efforts to execute any Placement Instruction submitted to it hereunder to sell Units (pursuant to the parameters and conditions designated by the Partnership pursuant to Section 2(a) above) and with respect to which such Manager has agreed to act as sales agent. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one

Manager, if any, on any single Trading Day. The Partnership acknowledges and agrees that (i) there can be no assurance that such Manager will be successful in selling the Units, (ii) such Manager will incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by such Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement and (iii) such Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership in writing pursuant to a Terms Agreement.
(c) The Partnership shall not authorize the issuance and sale of, and the applicable Manager shall not sell, any Unit at a price lower than the minimum price therefor designated by the Partnership pursuant to Section 2(a) above. In addition, the Partnership or the Managers may, upon notice to the other parties hereto by telephone (confirmed promptly by email or facsimile) or by email or facsimile, suspend or terminate an offering of the Units pursuant to this Agreement; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Section 6(b), Section 6(c), Section 6(d), Section 6(e), Section 6(f) or Section 6(g), be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Section 2(f) hereof, or be obligated to conduct any due diligence session as referred to in Section 5(y) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date (as defined below)). For the avoidance of doubt, any period during which the Partnership has not provided instructions with respect to the sale of Units pursuant to Section 2(a) hereof, or any period during which such instruction provided thereunder has been properly revoked by the Partnership, shall not be deemed a suspension of the program under this Agreement.
(d) The applicable Manager shall provide written confirmation (which may be by facsimile or email) to the Partnership following the close of trading on the NYSE each day on which Units are sold by such Manager under this Agreement setting forth (i) the aggregate number of Units sold on such day, (ii) the aggregate gross offering proceeds from such sales and the aggregate net offering proceeds to the Partnership received from such sales and (iii) the commission or other compensation payable by the Partnership to such Manager with respect to such sales.
(e) Subject to the terms of any Terms Agreement, sales of the Units may be made in negotiated transactions or other transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the 1933 Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange, including block transactions, at market prices prevailing at the time of sale or at prices relating to such prevailing market prices.
(f) At each Applicable Time, Settlement Date and Representation Date, the Partnership shall be deemed to have affirmed each representation and warranty contained in this

Agreement as if such representation and warranty were made as of such date (unless such representation and warranty is only made as of the date of this Agreement), but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of the applicable Manager to use its commercially reasonable efforts to sell the Units on behalf of the Partnership as sales agent shall be subject to the continuing accuracy of the representations and warranties (as modified in the manner described above) of the Partnership herein, to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
(g) If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Units, it shall promptly notify the other parties and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(h) Subject to such further limitations on offers and sales of the Units or delivery of instructions to offer and sell the Units as are set forth herein and as may be mutually agreed upon by the Partnership and any Manager, the Partnership shall not request the sale of any Units that would be sold, and no Manager shall be obligated to sell, during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information.
(i) If the Partnership wishes to issue and sell the Units pursuant to this Agreement to a Manager as principal (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.
3. Fee. The compensation to a Manager for sales of the Units with respect to which such Manager acts as sales agent hereunder shall be as set forth on Schedule B, or as otherwise set forth in any Terms Agreement.
4. Payment, Delivery and Other Obligations. Settlement for sales of the Units pursuant to this Agreement will occur on the next Trading Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through the applicable Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the gross proceeds from the sale of such Units. At such Manager’s option, (i) the agreed upon compensation to such Manager pursuant to Section 3, or as otherwise set forth in any Terms Agreement, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales but not including any other expenses may be deducted from the gross proceeds from the sale of such

Units, or such compensation and expenses set forth in (i) and (ii) may be invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof. Settlement for all such Units shall be effected by free delivery of the Units by the Partnership or its transfer agent to such Manager’s or its designee’s account (provided that such Manager shall have given the Partnership written notice of such designee prior to the Settlement Date) at The Depository Trust Company or by such other means of delivery as may be mutually agreed upon by the Partnership and such Manager, which in all cases shall be freely tradable, transferable, registered securities in good deliverable form, in return for payment in same day funds delivered to the account designated by the Partnership. If the Partnership, or its transfer agent (if applicable), shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (i) hold the applicable Manager harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership and (ii) pay such Manager any commission, discount or other compensation to which it would otherwise be entitled absent such default. If a Manager breaches this Agreement by failing to deliver the proceeds to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any other expenses due to such Manager hereunder.
5. Certain Agreements of the Partnership. The Partnership agrees with each Manager that:
(a) The Partnership will timely file the Prospectus with the Commission pursuant to Rule 424(b). The prospectus supplement relating to the Units proposed to be filed pursuant to Rule 424(b) shall be substantially in the form delivered to the Managers prior to the execution of this Agreement. The Partnership will comply with Rule 433 in connection with the offering and sale of the Units, including applicable provisions in respect of timely filing with the Commission, legending and record-keeping. On or subsequent to the date of this Agreement, the Partnership may file a post-effective amendment to the Registration Statement pursuant to Rule 462(d) under the 1933 Act or a Current Report on Form 8-K (“Form 8-K”) in order to file one or more opinions of counsel and any documents executed in connection with the offering of the Units.
(b) On the date of this Agreement, if requested, the Partnership will deliver to the Managers and to Counsel for the Managers one signed copy of the Registration Statement or, if a signed copy is not available, one conformed copy of the Registration Statement certified on behalf of the Partnership, including all documents incorporated by reference therein and exhibits, except those exhibits incorporated by reference, which relate to the Units, including a signed or conformed copy of each consent and certificate included therein or filed as an exhibit thereto (and will promptly deliver to the Managers and to Counsel for the Managers similar documents relating to any new registration statement filed by the Partnership relating to the Units). As soon as practicable after the date of this Agreement and from time to time thereafter, the Partnership will deliver or cause to be delivered to the Managers as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the date hereof) and any Issuer Free Writing Prospectus as the Managers may reasonably request for the purposes contemplated by the 1933 Act.
(c) The Partnership has paid or caused to be paid or will pay or cause to be paid all expenses in connection with the (i) preparation and filing of the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, (ii) issuance and delivery of the Units as provided in Section 4 hereof, and (iii) printing and delivery at the request of the Managers, in reasonable quantities, of copies of the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus. The Partnership will pay or cause to be paid all taxes, if any (but not including any transfer taxes), on the issuance of the Units. The Partnership shall not, however, be required to pay any amount for any expenses of the Managers or Counsel for the Managers, except in accordance with the provisions of Section 5(m), Section 8, Section 9 and Section 11 hereof. The Partnership shall not in any event be liable to the Managers for damages on account of loss of anticipated profits.
(d) During the period in which a prospectus relating to the Units is required to be delivered under the 1933 Act, the Partnership will notify the Managers promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus or any Issuer Free Writing Prospectus has been filed; the Partnership will prepare and file with the Commission, promptly upon the Managers’ request, any amendments or supplements to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that, in the Managers’ reasonable opinion, may be necessary or advisable in connection with the offering of the Units by the Managers; and the Partnership will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) or, in the case of any documents incorporated by reference therein, to be filed with the Commission as required pursuant to the 1934 Act, within the period prescribed.
(e) The Partnership will promptly advise Hunton Andrew Kurth LLP, who are acting as counsel for the Managers (“Counsel for the Managers”), of the filing of the Prospectus pursuant to Rule 424, of the filing of any material pursuant to Rule 433 and any request by the Commission for amendments or supplements to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, the Partnership will use its commercially reasonable efforts to obtain the prompt lifting or removal of such order.
(f) Prior to the termination of this Agreement or any Terms Agreement, the Partnership will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any amendment or supplement to the General Disclosure Package without prior notice to the Managers and to Counsel for the Managers, or (if the filing would occur between the offer date and Settlement Date for any Units) any such amendment or supplement to which any Manager shall reasonably object in writing, or which shall be unsatisfactory to Counsel for the Managers. This Section 5(f) shall not apply to any filing made by the Partnership pursuant to Section 13, 14 or 15(d) of the 1934 Act in the normal course.
(g) The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433, and will not make any such offer without prior notice to the Managers and to Counsel for the Managers, or (if the filing would occur between the offer date and Settlement Date for any Units) any such offer to which any Manager shall reasonably object in writing, or which shall be unsatisfactory to Counsel for the Managers.
(h) Subject to Section 4(e) hereof, the Partnership will timely file all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the 1934 Act for so long as a prospectus is required by the 1933 Act to be delivered in connection with any sale of Units. If the filing by the Partnership of any Annual Report on Form 10-K (“Form 10-K”), Quarterly Report on Form 10-Q (“Form 10-Q”) or Form 8-K shall have occurred between the giving of a Placement Instruction and the Settlement Date with respect to the sale of any Units, and any Manager shall have reasonably objected in writing to the adequacy of the information contained in such report, such Manager shall have no obligation to consummate the sale of such Units on such Settlement Date and the Partnership shall indemnify and hold such Manager harmless against any and all losses, claims, damages or liabilities (including reasonable counsel fees) to which such Manager may become subject for the failure to consummate the sale of such Units on such Settlement Date.
(i) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Units remain unsold by the Managers, then, prior to issuing any Placement Instruction with respect to any such unsold Units, the Partnership will take such action as is necessary or appropriate in accordance with this Section 5(i) to permit the public offering and sale of the Units to continue as contemplated in the Prospectus forming part of the expiring Registration Statement. In such event, if the Partnership has not already done so and is then eligible to do so, it will, prior to the Renewal Deadline, file with the Commission a new automatic shelf registration statement relating to any unsold Units, in a form satisfactory to the Managers. If the Partnership is not then eligible to file a new automatic shelf registration statement, however, the Partnership will, prior to the Renewal Deadline, if it has not already done so, file with the Commission a new shelf registration statement relating to any unsold Units, in a form satisfactory to the Managers, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Partnership will take all other action necessary or appropriate to permit the public offering and sale of any unsold Units to continue as contemplated in the Prospectus forming part of the expiring Registration Statement.
(j) During the period in which a prospectus is required to be delivered in connection with any sale of Units, (i) the Partnership will promptly notify the Managers of the happening of any event that could require the making of any change in the Prospectus then being used, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading, and (ii) subject to Section 4(e), the Partnership will, prior to issuing any new Placement Instruction, prepare and furnish, at the Partnership’s expense, to the Managers promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change. The foregoing sentence shall not apply to statements in or omissions from any Prospectus made in reliance upon and in conformity with written information furnished to the Partnership by the Managers, it being understood and agreed that the only such information furnished by the Managers consists of the Manager Information. The Managers agree and acknowledge that, after receipt of any such notice from the Partnership pursuant to this Section 5(j), they shall cease to make any sales of Units hereunder, whether or not sales pursuant to a Placement Instruction are pending at the time of such receipt, until such Manager receives copies of the Prospectus as so amended or supplemented.
(k) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, then, prior to issuing any new Placement Instruction, the Partnership will promptly notify the Managers of the existence of such conflict, untrue statement or omission and amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership by the Manager, it being understood and agreed that the only such information furnished by the Manager consists of the Manager Information.
(l) If the Manager is required to deliver, in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the 1933 Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the 1933 Act, the Partnership will prepare, at its expense (except as provided in this Section 5(l)), promptly upon request of any Manager, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act or Item 512(a) of Regulation S-K under the 1933 Act, as the case may be. Should the event requiring delivery of such prospectus relate solely to activities of any Manager, then such Manager shall assume the expense of preparing and furnishing copies of any such amendment. In case any Manager is required to deliver a Prospectus during such nine-month period, the Partnership upon the request of any Manager will furnish to such Manager, at the expense of such Manager, a reasonable quantity of a supplemented or amended Prospectus or supplements or amendments to the Prospectus complying with Section 10 of the 1933 Act.
(m) The Partnership will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Units for offer and sale under the blue sky laws of such

United States jurisdictions as the Managers may designate and will pay or cause to be paid filing fees and expenses (including fees of Counsel for the Managers not to exceed $5,000 and reasonable disbursements of such counsel), provided that the Partnership shall not be required to qualify as a foreign corporation or dealer in securities, or to file any consents to service of process under the laws of any jurisdiction, or to meet other requirements deemed by the Partnership to be unduly burdensome.
(n) The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited, unless required to so be under Section 11(a) of the 1933 Act) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(o) The Partnership will not, at any time at or after the execution of this Agreement, offer or sell any Units pursuant to this Agreement by means of any “prospectus” (within the meaning of the 1933 Act), or use any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Units, in each case other than the Prospectus or any Issuer Free Writing Prospectus to which a Manager does not reasonably object.
(p) The Partnership will not take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or to result in a violation of Regulation M under the 1934 Act.
(q) The Partnership will use its commercially reasonable efforts to maintain the listing of the Common Units on the NYSE.
(r) For purposes of this Agreement, the term “Representation Date” means the date on which any of the following shall occur: (i) the Registration Statement is amended by post-effective amendment or the Prospectus is supplemented (other than by any filing referred to in clause (ii) below, by the filing of a Form 8-K (unless the Managers reasonably request) or by a prospectus supplement filed pursuant to Rule 424(b) relating solely to the offering of securities other than the Units); (ii) the Partnership files with the Commission a Form 10-K or a Form 10-Q; (iii) the Units are delivered to a Manager pursuant to a Terms Agreement; (iv) the date of the recommencement of the offering of the Units pursuant to Section 2(c); or (v) the Managers reasonably request; provided, however, that if a Representation Date shall have occurred pursuant to clause (i) above in connection with the transaction contemplated by such Terms Agreement, no Representation Date shall be deemed to have occurred pursuant to clause (i). For the avoidance of doubt, the Prospectus shall not be deemed to be supplemented by the filing of any Issuer Free Writing Prospectus with the Commission unless such Issuer Free Writing Prospectus contains material information neither included nor incorporated by reference in the Prospectus. On the date of this Agreement and, subject to Section 5(x), on each Representation Date, the Partnership will furnish or cause to be furnished to the Managers a certificate dated as of the date of this Agreement or such Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers), as the case may be, in form reasonably satisfactory to the Manager to the effect of the statements contained in the certificates referred to in Section 6(b) and Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such certificate.
(s) On the date of this Agreement, the Partnership will furnish or cause to be furnished to the Managers a certificate of the Secretary or an Assistant Secretary of the Partnership, dated as of such date, in form and substance reasonably satisfactory to the Managers. Subject to Section 5(x), on each Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers), the Partnership will furnish or cause to be furnished to the Managers a certificate of the Secretary or an Assistant Secretary of the Partnership, dated as of such Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers), in form and substance the same in all material respects as the certificate furnished by the Partnership to the Managers on the date of this Agreement.
(t) On the date of this Agreement and, subject to Section 5(x), on each Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers), Morgan, Lewis & Bockius LLP, counsel for the Partnership, or other counsel reasonably satisfactory to the Managers, shall deliver a written opinion and a negative assurance letter, each dated as of the date of this Agreement or such Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers), as the case may be, in substantially the form and substance prescribed by Schedule C, but modified as set forth in Section 6(d). Notwithstanding the foregoing, on each Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers), such counsel may, in lieu of delivering a written opinion and a negative assurance letter, furnish a reliance letter, authorizing the Managers to rely on a previously delivered opinion letter and negative assurance letter of such counsel, modified as appropriate for any passage of time or Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers) (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers)).
(u) On the date of this Agreement and, subject to Section 5(x), on each Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers), Counsel for the Managers shall deliver a written opinion and a negative assurance letter, each dated as of the date of this Agreement or such Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers), as the case may be, in substantially the form and substance prescribed by Schedule D, but modified as set forth in Section 6(e). Notwithstanding the foregoing, on each Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers), such counsel may, in lieu of delivering a written opinion and a negative assurance letter, furnish a reliance letter, authorizing the Managers to rely on a previously delivered opinion letter and negative assurance letter of such counsel, modified as appropriate for any passage of time or Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers) (except that statements in such prior opinion or negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of such Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers)).
(v) On the date of this Agreement and, subject to Section 5(x), on each date that (i) the Registration Statement is amended by post-effective amendment or the Prospectus is supplemented to include additional or amended financial information (other than as a result of any filing referred to in clause (ii) or (iii) below), (ii) the Partnership files with the Commission a Form 10-K or a Form 10-Q, (iii) if reasonably requested by any Manager, the Partnership files with the Commission a Form 8-K which is incorporated by reference in the Prospectus and which contains financial information, or (iv) if requested by any Manager, Units are delivered to such Manager pursuant to a Terms Agreement (unless an event specified in clause (i) shall have occurred in connection with the transaction contemplated by such Terms Agreement), the Partnership will cause Deloitte & Touche LLP, the Partnership’s independent registered public accounting firm (or any successor thereto), to furnish any such Managers a letter, dated on or after the date of effectiveness of such post-effective amendment, the date of filing of such supplement to the Prospectus with the Commission, the date of filing of such Form 10-K, Form 10-Q or Form 8-K with the Commission, or the time of delivery pursuant to such Terms Agreement, as the case may be, (or, in each case, such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers) in form and substance reasonably satisfactory to any such Managers, of the same tenor as the letter referred to in Section 6(g) of this Agreement, but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter. For the avoidance of doubt, the Prospectus shall not be deemed to be supplemented by the filing of any Issuer Free Writing Prospectus with the Commission.
(w) On the date of this Agreement and, subject to Section 5(x), on each date that (i) the Registration Statement is amended by post-effective amendment or the Prospectus is supplemented to include additional or amended financial information (other than as a result of any filing referred to in clause (ii) or (iii) below), (ii) the Partnership files with the Commission a Form 10-K or a Form 10-Q, (iii) if reasonably requested by any Manager, the Partnership files with the Commission a Form 8-K which is incorporated by reference in the Prospectus and which contains financial information, or (iv) if requested by any Manager, Units are delivered to such Manager pursuant to a Terms Agreement (unless an event specified in clause (i) shall have occurred in connection with the transaction contemplated by such Terms Agreement), the Partnership will cause the chief financial officer of the Partnership, in his or her capacity as chief financial officer only, to furnish any such Managers a letter, dated on or after the date of effectiveness of such post-effective amendment, the date of filing of such supplement to the Prospectus with the Commission, the date of filing of such Form 10-K, Form 10-Q or Form 8-K with the Commission, or the time of delivery pursuant to such Terms Agreement, as the case may be, (or, in each case, such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers) in form and substance reasonably satisfactory to the Managers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter. For the avoidance of doubt, the Prospectus shall not be deemed to be supplemented by the filing of any Issuer Free Writing Prospectus with the Commission.
(x) The Partnership may notify the Managers by telephone (confirmed promptly by electronic mail), or by such other method as the Partnership and such Manager shall mutually agree in writing, at any time that it does not intend to sell Units under this Agreement for the period commencing on any Representation Date and continuing until the next succeeding Representation Date. If the Partnership shall have provided such notice, the requirements to provide certificates pursuant to Section 5(r) and Section 5(s) hereunder, legal opinions and negative assurance letters, as the case may be, pursuant to Section 5(t) and Section 5(u) hereunder, a letter or letters from accountants pursuant to Section 5(v) hereunder and a letter from the chief financial officer of the Partnership pursuant to Section 5(w) hereunder shall be waived in respect of such Representation Date. Notwithstanding the foregoing, if the Partnership delivers a Placement Instruction to a Manager at a time that is (I) following a Representation Date in respect of which deliveries to such Manager of the documents required by any of Section 5(r), Section 5(s), Section 5(t), Section 5(u), Section 5(v) and Section 5(w) hereunder were waived, and (II) prior to the next Representation Date, such Manager shall not be obligated to sell any Units pursuant to such Placement Instruction until all documents required by each such applicable section of this Agreement shall have been provided to such Manager and the Partnership shall have provided such Manager with a customary due diligence update.
(y) The Partnership will make available to the Managers appropriate representatives of the Partnership during normal business hours, and upon reasonable advance notice by the Managers, to aid in the conduct of the Managers’ due diligence investigations.
(z) The Partnership consents to the Managers’ trading in the Common Units for the Managers’ own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.
(aa) The Partnership agrees that each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an undertaking that representations and warranties of the Partnership contained in or made pursuant to this Agreement will be so true and correct as of the time of delivery pursuant to such Terms Agreement relating to the sale of the Units subject to such offer to purchase or Terms Agreement, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented relating to such Units).

(bb) The Partnership agrees to include in its quarterly reports on Form 10-Q and in its annual reports on Form 10-K a summary detailing, for the relevant reporting period, (i) the number of Units sold through the Managers pursuant to this Agreement, (ii) the net proceeds received by the Partnership from such sales and (iii) the compensation paid by the Partnership to the Managers with respect to such sales (or alternatively, to prepare a prospectus supplement (each, an “Interim Prospectus Supplement”) with such summary information and, at least once a quarter and subject to Section 5(f) above, file such Interim Prospectus Supplement pursuant to Rule 424(b) (and within the time periods required by Rule 424(b) and Rule 430B of the 1933 Act Regulations).
6. Conditions of the Managers’ Obligations. The obligations of each Manager hereunder and under any Terms Agreement are subject to (i) the accuracy of the representations and warranties of the Partnership herein on the date hereof, as of each Applicable Time, as of the date of any executed Terms Agreement and as of each Settlement Date, in each case as if made on and as of such date, (ii) the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions:
(a) The Prospectus shall have been filed with the Commission in accordance with the 1933 Act and Section 5(a) hereof.
(b) The Managers shall have received on each Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers), subject to Section 5(x), a certificate from the Partnership dated such date and signed by an officer of the Partnership to the effect set forth in subclauses (i) and (ii) of the first sentence of this Section 6, but modified as and to the extent provided in Section 5(r).
(c) No stop order suspending the effectiveness of the Registration Statement shall be in effect on any Settlement Date; no order of the Commission directed to the adequacy of any Incorporated Document shall be in effect on any Settlement Date; no proceedings for either such purpose shall be pending before , or threatened by, the Commission on any Settlement Date; and, subject to Section 5(x), the Manager shall have received on each Representation Date (or such later date as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers), a certificate from the Partnership dated such date and signed by an officer of the Partnership to the effect that, as of such date, to the best of such officer’s knowledge, no such order is in effect and no proceedings for either such purpose are pending before, or to the knowledge of the Partnership threatened by, the Commission.
(d) The Managers shall have received from Morgan, Lewis & Bockius LLP, counsel for the Partnership, or other counsel reasonably satisfactory to the Managers, on every date specified in Section 5(t), subject to Section 5(x), an opinion and a negative assurance letter, each dated such date, in substantially the form and substance prescribed in Schedule C, or a reliance letter as contemplated in Section 5(t) hereto (i) with such changes therein as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers, and (ii) if the Prospectus relating to the Units shall be supplemented or amended after the Prospectus shall have been filed with the Commission pursuant to Rule 424, with any changes therein necessary to reflect such supplementation or amendment.

(e) The Managers shall have received from Counsel for the Managers, on every date specified in Section 5(u), subject to Section 5(x), an opinion and a negative assurance letter, each dated such date, in substantially the form and substance prescribed in Schedule D hereto, or a reliance letter as contemplated in Section 5(u) hereto (i) with such changes therein as may be agreed upon by the Partnership and the Managers, with the approval of Counsel for the Managers, and (ii) if the Prospectus relating to the Units shall be supplemented or amended after the Prospectus shall have been filed with the Commission pursuant to Rule 424, with any changes therein necessary to reflect such supplementation or amendment.
(f) The Managers shall have received from Deloitte & Touche LLP, the Partnership’s independent registered public accounting firm (or any successor thereto), on every date specified in Section 5(w), subject to Section 5(x), a letter or letters (which may refer to letters previously delivered to the Managers) dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Managers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.
(g) The Managers shall have received a certificate from the chief financial officer of the Partnership, in his or her capacity as chief financial officer only, on every date specified in Section 5(w), subject to Section 5(x), a letter or letters (which may refer to letters previously delivered to the Managers) dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Managers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.
(h) Since the respective most recent times as of which information is given in the General Disclosure Package, and up to the Settlement Date, as the case may be, (i) there shall have been no material adverse change in the business, properties, financial condition or business prospects of the Partnership and its subsidiaries taken as a whole; and (ii) there shall have been no transaction entered into by the Partnership or any of its subsidiaries that is material to the Partnership and its subsidiaries taken as a whole, other than transactions disclosed in or contemplated by the General Disclosure Package, and transactions in the ordinary course of business; and at every date specified in Section 5(r), subject to Section 5(x), the Manager shall have received a certificate to such effect from the Partnership signed by an officer of the Partnership.
(i) Since the respective most recent times as of which information is given in the General Disclosure Package, and up to the Settlement Date, there shall not have occurred (i) any general suspension of trading in securities on the NYSE or any establishment by the NYSE or by the Commission or by any federal or state agency or by the decision of any court of any limitation on prices for such trading or any general restrictions on the distribution of securities, any suspension or material limitation of trading in any securities of the Partnership by any exchange located in the United States or on the over-the-counter market located in the United

States, or the declaration of a general moratorium on commercial banking activities by New York or federal authorities, or (ii) any material adverse change in the financial markets in the United States, any outbreak of hostilities, including, but not limited to, an escalation of hostilities which existed prior to the date of this Agreement, any other national or international calamity or crisis or any material adverse change in financial, political or economic conditions affecting the United States, if the effect of any such event specified in this clause (ii) is such as to make it, in the reasonable judgment of the Manager, impracticable or inadvisable to proceed with the offering of the Units.
(j) All legal proceedings to be taken in connection with the issuance and sale of the Units shall have been satisfactory in form and substance to Counsel for the Managers.
(k) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to each Settlement Date.
(l) The Common Units shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule, or another exemptive provision shall be satisfied.
(m) All filings with the Commission required by Rule 424(b) to have been filed by the Settlement Date shall have been made within the applicable period prescribed for such filing by Rule 424(b).
The Partnership will furnish the Managers with such conformed copies of such opinions, certificates, letters and documents as the Manager reasonably requests. The Managers may in their sole discretion waive compliance with any conditions to the obligations of the Managers hereunder.
7. Conditions of the Partnership’s Obligations. The obligation of the Partnership to deliver the Units shall be subject to the following conditions: (a) no stop order suspending the effectiveness of the Registration Statement shall be in effect on any Settlement Date; (b) no order of the Commission directed to the adequacy of any Incorporated Document shall be in effect on any Settlement Date; and (c) no proceedings for either such purpose shall be pending before, or threatened by, the Commission on any Settlement Date.
8. Indemnification.
(a) Indemnification of Managers. The Partnership agrees to indemnify and hold harmless each Manager, its affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units (“Marketing Materials”) not constituting an Issuer Free Writing Prospectus, including any “roadshow” (as defined under Rule 433) or investor presentations made to investors by the Partnership (whether in person or electronically), or the omission or alleged omission in any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Partnership;
(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Managers in accordance with Section 8(c) below), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), the General Disclosure Package any Issuer Free Writing Prospectus, the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Manager Information.
(b) Indemnification of the Partnership and Directors and Officers of the Partnership. Each Manager severally agrees to indemnify and hold harmless the Partnership, each director and officer of the Partnership who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Marketing Materials in reliance upon and in conformity with the Manager Information.

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced due to the forfeiture of substantive rights and defenses as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Managers, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement (subject to the limitations set forth in the penultimate sentence of Section 8(c) hereof).
9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand, and the Managers, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and of the Managers, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Partnership, on the one hand, and the Managers, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discount received by the Managers, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Units as set forth on the cover of the Prospectus.
The relative fault of the Partnership, on the one hand, and the Managers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Managers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement.
The Partnership and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 9, no Manager shall be required to contribute any amount in excess of the underwriting commissions received by such Manager in connection with the Units underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 9, each person, if any, who controls a Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Manager’s Affiliates and selling agents shall have the same rights to contribution as such Manager, and each director and officer of the Partnership who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership. The Managers’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Units sold by such Manager pursuant to this Agreement and not joint.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Partnership or its officers and of the Managers set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Managers, the Partnership or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Units. If any Units have been sold hereunder, the representations and warranties in Section 1 and all obligations under Section 5 shall also remain in effect.
11. Termination. (a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except (i) if any of the Units have been sold through a Manager for the Partnership, then Section 5(p) shall remain in full force and effect, (ii) with respect to any pending sale through a Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of such Manager and payment of expenses of the Partnership and such Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Section 5(l), Section 8, Section 9, Section 10, Section 11, Section 12, Section 13 and Section 14 of this Agreement shall remain in full force and effect notwithstanding such termination.
(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement with respect to such Manager relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8, Section 9, Section 10, Section 11, Section 12, Section 13 and Section 14 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c) This Agreement shall remain in full force and effect unless terminated pursuant to Section 11(a) or Section 11(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13 and Section 14 of this Agreement shall remain in full force and effect.
(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by a Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Units, such sale shall settle in accordance with the provisions of Section 4 of this Agreement.
12. Applicable Law. The validity and interpretation of this Agreement and any Terms Agreement shall be governed by the laws of the State of New York without regard to conflicts of law principles thereunder which would require the application of the law of another jurisdiction. This Agreement and any Terms Agreement shall inure to the benefit of, and be binding upon, the Partnership, the Managers and, with respect to the provisions of Section 8 and Section 9 hereof, each officer, director or controlling person referred to in such Section 8 and Section 9, and their respective successors. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give to any other person or entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such purchaser, of any Units from the Managers.
13. No Fiduciary Duty. The Partnership acknowledges and agrees that the Managers are acting solely in the capacity of arm’s length contractual counterparty to the Partnership with respect to the offering of the Units as contemplated by this Agreement and any Terms Agreement and not as financial advisors or fiduciaries to the Partnership in connection herewith. Additionally, the Managers are not advising the Partnership as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction in connection with the offering of the Units as contemplated by this Agreement and any Terms Agreement. Any review by the Managers of the Partnership in connection with the offering of the Units contemplated by this Agreement and any Terms Agreement will not be performed on behalf of the Partnership.
14. Notices. All communications hereunder and under any Terms Agreement shall be in writing (including electronic mail), and, if mailed to the Managers, shall be mailed or delivered to the Managers at the respective address set forth on first page hereto and, if mailed to the Partnership, shall be mailed or delivered to XPLR Infrastructure, LP, 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: Chief Financial Officer and Treasurer.
15. Assignment. This Agreement, and any of the rights and obligations thereunder, may not be assigned by any of the parties hereto without the written consent of the other parties hereto.
16. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
17. Recognition of the U.S. Special Resolution Regimes.
(a) In the event that any Manager that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b) In the event that any Manager that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Manager becomes subject to a proceeding under a U.S. Special

Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c) For purpose of this Section 17, (A) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) the term “Covered Entity” means any of the following: (1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) the term “Default Rights” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) the term “U.S. Special Resolution Regime” means each of (1) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (2) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
18. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.
Very truly yours,
XPLR Infrastructure, LP

By:         S. ALAN LIU
Name:    S. Alan Liu
Title:    President and Chief Executive Officer
The foregoing Distribution Agency Agreement is hereby confirmed and accepted as of the date first above written.

Barclays Capital Inc.		Scotia Capital (USA) Inc.

By:	GABRIELLE LEBLANC	By: TIM MANN
Name:	Gabrielle LeBlanc	Name: Tim Mann
Title:	Director	Title: Managing Director

KeyBanc Capital Markets Inc.

By:	CHRIS MALIK
Name:	Chris Malik
Title:	Managing Director, ECM

[Signature Page to Distribution Agency Agreement]